UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008 (December 9, 2008)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Fourth Quarter Dividend

The Nationwide Financial Services, Inc. (NFS) board of directors has determined that it will not declare a dividend on NFS’ Class A common stock for the fourth quarter of 2008. The board made the decision at its regular meeting on December 9, 2008.

Special Meeting of Shareholders and Merger Closing Date

On August 6, 2008, NFS entered into a merger agreement with Nationwide Corporation, Nationwide Mutual Insurance Company (Nationwide Mutual) and NWM Merger Sub, Inc. pursuant to which Nationwide Mutual will buy all of the NFS Class A common stock it does not already own for $52.25 per share.

A special meeting of the NFS shareholders has been called for December 31, 2008 to approve the merger. Nationwide Corporation owns 100,000 shares of NFS Class A common stock as well as all of the outstanding Class B common stock, which represents approximately 95.2% of the voting power of NFS. Nationwide Mutual and Nationwide Corporation have agreed in the merger agreement to vote, or cause to be voted, all shares of Class A and Class B common stock they own, or with respect to which they have the power to cause to be voted, in favor of the merger. As such, the merger will be approved regardless of how other shareholders vote.

Following shareholder approval at the special meeting of shareholders on December 31, 2008, it is anticipated that the merger will close on January 1, 2009. Because the merger will close in 2009, it will not be accounted for under the purchase method of accounting. Instead, it will be accounted for under Statement of Financial Accounting Standards (SFAS) No. 141 (revised), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. The merger will be accounted for by Nationwide Mutual as an equity transaction, under which the total consideration paid pursuant to the merger less the Generally Accepted Accounting Principles basis amount acquired will reduce Nationwide Mutual’s equity.

ADDITIONAL INFORMATION

In connection with the proposed transaction between NFS and Nationwide Mutual, NFS has filed a definitive proxy statement with the U.S Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders of NFS are urged to carefully read the entire definitive proxy statement, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain, and will contain, important information about the proposed transaction. A definitive proxy statement has been sent to the stockholders of NFS in connection with the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by NFS at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from NFS by directing such request to Mark Barnett, Vice President – Investor Relations, Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio, 43215.

PARTICIPANTS IN THE SOLICITATION

NFS, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from NFS’ stockholders in connection with the transaction. Information about the interests of participants in the solicitation has been set forth in the proxy statement relating to the merger.

FORWARD-LOOKING STATEMENTS

Certain statements in this report regarding the proposed transaction constitute “forward-looking statements” under federal securities laws.

These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the possibility that the transaction will not close or that the closing will be delayed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: December 10, 2008	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer